SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 7, 2002

AMB PROPERTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-13545	94-3281941

(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Pier 1, Bay 1, San Francisco, California 94111

(Address of principal executive offices) (Zip Code)

415-394-9000

(Registrants’ telephone number, including area code)

n/a

(former name or former address, if changed since last report)

ITEM 5 OTHER EVENTS
SIGNATURES

ITEM 5 OTHER EVENTS.

On October 7, 2002, AMB Property Corporation announced third quarter 2002 results as follows:

Earnings per share (EPS) were $0.30 for the quarter including $0.05 per share in net gains on the disposition of real estate and developments held for sale. Third quarter 2002 EPS was 11.8% below 2001 EPS of $0.34 for the same period which included less than $0.01 per share in net gains on the disposition of real estate and developments held for sale. Year-to-date 2002 EPS was $0.94, including $0.08 per share in net gains on the disposition of real estate, reflecting a decrease of 19.7% from 2001 EPS for the same period of $1.17 which included $0.41 per share in net gains on the disposition of real estate and losses of $0.24 per share for all of the Company’s investments in technology related companies.

AMB’s industrial assets, located predominantly in infill submarkets of major hub and gateway distribution markets, were 94.4% leased as of September 30, 2002, unchanged from June 30, 2002. The Company’s same store cash basis net operating income increased 0.2% for the quarter. Year-to-date tenant retention was 73.7%, while rents on renewals and rollovers increased by a modest 0.1% as the Company continued to focus on occupancy. Year-to-date same store cash basis net operating income increased 1.1%.

Investment Activity

During the third quarter, AMB acquired eight industrial facilities for a total investment of $89.2 million and disposed of six properties for a cumulative price of $33.6 million. During the quarter, AMB completed and stabilized five industrial development projects, totaling 937,000 square feet for a total investment of $50.4 million. The industrial development and renovation pipeline currently stands at $128.1 million and consists of 2.9 million square feet, of which $98.6 million, or 77.0%, has been funded and 53% is preleased.

The Company acquired two on-tarmac cargo facilities at John F. Kennedy International Airport. The buildings combined have more than 426,500 rentable square feet, 61 truck doors with immediate ramp access and two parking spots for wide body planes. The acquisition brings AMB’s on-tarmac presence to 12 domestic airports; on-tarmac real estate now accounts for over 7% of the Company’s annualized base rents.

Furthering the Company’s international expansion plan, AMB has formed a strategic alliance with Boustead Projects, the real estate development subsidiary of the multi-national Boustead Singapore Ltd., that will initially focus on distribution facilities in the eastern Singapore submarket of Changi Airport and in Jurong, the industrial heart of Singapore. Further, AMB is aligning with SIRIUS L’Immobilier D’Enterprise, one of the largest owners of airport-adjacent industrial buildings at France’s Charles de Gaulle Roissy International Airport (CDG), to focus on projects at or near CDG airport.

Other investment activity in the quarter included the repurchase of $11.4 million of the Company’s common stock and $7.1 million of preferred units. In total, 433,200 shares of common stock were purchased at an average price of $26.41 per share under the Company’s current share repurchase plan, leaving $88.6 million of common stock repurchase capacity under the plan. AMB’s preferred unit repurchases included 130,000 of its Series F units and all of its outstanding Series G units.

Supplemental Reporting Measure

AMB reported third quarter 2002 Funds from Operations (FFO) of $0.58 per share, representing a 7.9% decrease over third quarter 2001 FFO of $0.63 per share. Year-to-date FFO per share was $1.79, up 9.1% from the same period in 2001 of $1.64. Both the current quarter and third quarter 2001 include $0.01 per share of gains on developments held for sale projects; 2001 year-to-date FFO included a $0.23 write-off of the Company’s investments in technology related companies.

CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	As of

	September 30, 2002	June 30, 2002	March 31, 2002	December 31, 2001

Assets
Investments in real estate:
Total investments in properties	$4,883,497	$4,732,321	$4,566,951	$4,530,711
Accumulated depreciation	(344,949)	(311,058)	(289,701)	(265,653)

Net investments in properties	4,538,548	4,421,263	4,277,250	4,265,058
Investment in unconsolidated joint ventures	64,822	64,083	71,137	71,097
Properties held for divestiture, net	105,613	133,934	139,370	157,174

Net investments in real estate	4,708,983	4,619,280	4,487,757	4,493,329
Cash and cash equivalents	90,840	119,287	99,492	81,732
Mortgage receivables	13,155	87,175	87,214	87,214
Accounts receivable, net	81,003	80,366	75,399	70,794
Other assets, including discontinued operations	48,608	39,390	39,392	35,874

Total assets	$4,942,589	$4,945,498	$4,789,254	$4,768,943

Liabilities and Stockholders’ Equity
Secured debt	$1,305,320	$1,360,436	$1,237,564	$1,228,214
Unsecured senior debt securities	800,000	800,000	800,000	780,000
Unsecured debt	10,319	—	—	—
Unsecured credit facility	12,000	—	—	12,000
Alliance Fund II credit facility	72,500	52,000	116,000	123,500
Other liabilities, including discontinued operations	189,076	162,629	155,568	138,601

Total liabilities	2,389,215	2,375,065	2,309,132	2,282,315
Minority interests:
Preferred units	308,388	315,847	275,987	275,987
Minority interests	506,533	508,577	455,428	458,299

Total minority interests	814,921	824,424	731,415	734,286
Stockholders’ equity:
Common stock	1,642,459	1,649,909	1,652,607	1,656,242
Preferred stock	95,994	96,100	96,100	96,100

Total stockholders’ equity	1,738,453	1,746,009	1,748,707	1,752,342

Total liabilities and stockholders’ equity	$4,942,589	$4,945,498	$4,789,254	$4,768,943

CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands)

	For the Quarters Ended		For the Nine Months Ended
	September 30,		September 30,

	2002	2001	2002	2001

Revenues
Rental revenues	$158,283	$145,140	$459,505	$418,519
Equity in earnings of unconsolidated joint ventures	1,322	1,636	4,443	4,365
Private capital income	2,766	2,340	8,468	8,022
Interest and other income	2,609	5,392	9,921	12,505

Total revenues	164,980	154,508	482,337	443,411
Expenses
Property operating	40,658	35,151	114,440	101,222
Interest, including amortization	38,661	32,842	112,044	94,314
Depreciation and amortization	33,749	28,835	95,186	82,758
General administrative and other (1) (2)	12,376	8,796	34,207	26,180
Loss on investments in other companies	—	—	—	20,758

Total expenses	125,444	105,624	355,877	325,232

Income before minority interests and gains	39,536	48,884	126,460	118,179
Minority interests’ share of income:
Preferred units	(6,403)	(7,423)	(18,770)	(21,626)
Minority interests	(10,863)	(10,556)	(29,498)	(26,324)

Total minority interests	(17,266)	(17,979)	(48,268)	(47,950)

Net income before discontinued operations, gains, and extraordinary items	22,270	30,905	78,192	70,229
Discontinued operations, gains, and extraordinary items:
Discontinued operations	330	471	1,349	1,399
Gains on developments held for sale	618	1,341	618	1,341
Gains/(losses) from disposition of real estate, net of minority interests (3)	3,944	(1,227)	6,424	33,332
Extraordinary items	(88)	87	(356)	(351)

Total discontinued operations, gains, and extraordinary items	4,804	672	8,035	35,721

Net income	27,074	31,577	86,227	105,950
Preferred stock dividends	(2,123)	(2,125)	(6,373)	(6,375)
Preferred unit redemption discount	412	—	412	—

Net income available to common stockholders	$25,363	$29,452	$80,266	$99,575

Net income per common share (diluted)	$0.30	$0.34	$0.94	$1.17

Weighted average common shares (diluted)	85,527,829	85,644,840	85,360,210	85,097,692

(1)	Includes share-based plans expense of $0.3 million and $0.7 million for the quarter and nine months ended September 30, 2002, respectively, related to the adoption of SFAS 123.

(2)	Prior to May 31, 2001, G&A did not include expenses incurred by two unconsolidated preferred stock subsidiaries, Headlands Realty Corporation and AMB Capital Partners. Adjusted G&A for the nine months ended September 30, 2001, would have been $29,713 had the subsidiaries been consolidated beginning January 1, 2001.

(3)	Includes unrealized losses on assets held for sale of $10.0 million for the quarter and nine months ended September 30, 2001.

CONSOLIDATED STATEMENTS OF FUNDS FROM OPERATIONS
(dollars in thousands, except share data)

	For the Quarters Ended		For the Nine Months Ended
	September 30,		September 30,

	2002	2001	2002	2001

Income before minority interests and gains	$39,536	$48,884	$126,460	$118,179
Gains on developments held for sale	618	1,341	618	1,341
Total depreciation and amortization	33,749	28,835	95,186	82,758
FF& E depreciation, ground lease amortization, and other (1)	(815)	(483)	(1,742)	(1,456)
Discontinued operations’ FFO	405	597	1,634	1,779
FFO attributable to minority interests	(13,635)	(13,393)	(37,753)	(29,119)
Adjustments to derive FFO from unconsolidated JVs:
AMB’s share of net income	(1,322)	(1,636)	(4,443)	(4,365)
AMB’s share of FFO	2,048	2,235	6,611	6,488
Preferred stock dividends	(2,123)	(2,125)	(6,373)	(6,375)
Preferred units distributions	(6,403)	(7,423)	(18,770)	(21,626)

Funds from operations	$52,058	$56,832	$161,428	$147,604

FFO per common share and unit (diluted)	$0.58	$0.63	$1.79	$1.64

Weighted average common shares and units (diluted)	90,379,023	90,799,887	90,239,149	90,263,046

(1)	Ground lease amortization represents the amortization of the Company’s investments in ground leased properties, for which the Company does not have a purchase option.

Forward Looking Statements

Some of the information included in this report contains forward-looking statements, such as statements pertaining to earnings and results of operations and future plans. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. The events or circumstances reflected in forward-looking statements might not occur. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak only as of the date of this report or the dates indicated in the statements. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: defaults on or non-renewal of leases by tenants, increased interest rates and operating costs, our failure to obtain necessary outside financing, difficulties in identifying properties to acquire and in effecting acquisitions, our failure to successfully integrate acquired properties and operations, our failure to divest of properties we have contracted to sell or to timely reinvest proceeds from any divestitures, risks and uncertainties affecting property development and construction (including construction delays, cost overruns, our inability to obtain necessary permits and public opposition to these activities), our failure to qualify and maintain our status as a real estate investment trust, environmental uncertainties, risks related to natural disasters, financial market fluctuations, changes in real estate and zoning laws, risks related to doing business internationally and increases in real property tax rates. Our success also depends upon economic trends generally, including interest rates, income tax laws, governmental regulation, legislation, population changes and certain other matters discussed under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Business Risks” and elsewhere in our most recent annual report on Form 10-K and under the heading “Other Information—Business Risks” and elsewhere in our most recent quarterly report on Form 10-Q.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMB Property Corporation
(Registrant)

Date: October 8, 2002	By:	/s/ Tamra Browne

Tamra Browne Vice President, General Counsel and Secretary